EXHIBIT 10.1


                                 LEASE AGREEMENT
                                 BURTON HILLS IV
                                       AND
             MERIDIAN OCCUPATIONAL HEALTHCARE ASSOCIATES, INC, d/b/a
                             CHD MERIDIAN HEALTHCARE


                              - TABLE OF CONTENTS -

                                                                                                           Page No.
ARTICLE 1 - LEASE OF PREMISES.....................................................................................1

ARTICLE 2 - TERM AND POSSESSION...................................................................................3

ARTICLE 3 - RENT .................................................................................................5

ARTICLE 4 - SECURITY DEPOSIT......................................................................................9

ARTICLE 5 - OCCUPANCY AND USE.....................................................................................9

ARTICLE 6 - UTILITIES AND OTHER BUILDING SERVICES................................................................11

ARTICLE 7 - REPAIRS, MAINTENANCE, ALTERATIONS, and IMPROVEMENTS AND FIXTURES.....................................14

ARTICLE 8 - FIRE OR OTHER CASUALTY; CASUALTY INSURANCE...........................................................15

ARTICLE 9 - GENERAL PUBLIC LIABILITY, INDEMNIFICATION AND INSURANCE..............................................17

ARTICLE 10 - EMINENT DOMAIN......................................................................................18

ARTICLE 11 - LIENS ..............................................................................................18

ARTICLE 12 - RENTAL, PERSONAL PROPERTY AND OTHER TAXES...........................................................19

ARTICLE 13 - ASSIGNMENT AND SUBLETTING...........................................................................19

ARTICLE 14 - TRANSFERS BY LANDLORD...............................................................................20

ARTICLE 15 - DEFAULTS AND REMEDIES...............................................................................21

ARTICLE 16 - LANDLORD'S RIGHT TO RELOCATE TENANT.................................................................24

ARTICLE 17 - NOTICE AND PLACE OF PAYMENT.........................................................................24

ARTICLE 18 - ENVIRONMENTAL REPRESENTATIONS, COVENANTS AND INDEMNITIES............................................24





ARTICLE 19 - MISCELLANEOUS GENERAL PROVISIONS....................................................................25



SCHEDULE OF EXHIBITS

EXHIBIT A-1            DESCRIPTION OF LAND..................................................................A-1-1

EXHIBIT A-2            DESCRIPTION OF LEASED PREMISES.......................................................A-2-1

EXHIBIT B              LEASEHOLD IMPROVEMENTS RE LEASED PREMISES..............................................B-1

EXHIBIT C              RULES AND REGULATIONS..................................................................C-1

EXHIBIT D              ESTOPPEL CERTIFICATE...................................................................D-1

EXHIBIT E              COMMENCEMENT DATE AGREEMENT............................................................E-1

EXHIBIT F              WORK LETTER AGREEMENT..................................................................F-1

EXHIBIT G              SPECIAL STIPULATIONS...................................................................G-1


                                 LEASE AGREEMENT
                                 BURTON HILLS IV
                                       AND
             MERIDIAN OCCUPATIONAL HEALTHCARE ASSOCIATES, INC. d/b/a
                             CHD MERIDIAN HEALTHCARE


         THIS LEASE ("Lease"), made this _____ day of January, 2002, by and between BURTON HILLS IV PARTNERS, a Tennessee General Partnership ("Landlord") and MERIDIAN OCCUPATIONAL HEALTHCARE ASSOCIATES, INC. d/b/a CHD MERIDIAN HEALTHCARE, a Delaware corporation ("Tenant"),

                              W I T N E S S E T H:

ARTICLE 1 - LEASE OF PREMISES

Section 1.01. Lease of Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to all of the terms and conditions hereinafter set forth, office space in the office building described below that is commonly known as Burton Hills IV, Nashville, Davidson County, Tennessee (the "Building"), and which is or shall be situated on the tract of land described in Exhibit A-1 attached hereto (the "Land"), for the term hereinafter specified. The space in the Building hereby leased to Tenant is set forth in Item B of the Basic Lease Provisions and is outlined on Exhibit A-2 attached hereto (the "Leased Premises"). Tenant also shall have tile non-exclusive right in common with the other tenants of the Building to use the Common Areas as defined in
Section 19.03 hereof) subject to the terms and conditions hereinafter set forth.

Section 1.02. Basic Lease Provisions.

A.       Building Name:   Burton Hills IV
         Address:         40 Burton Hills Boulevard
                          Nashville, Tennessee  37215

B. Rentable Area of Leased Premises: Approximately 25,150 rentable square feet in the aggregate (consisting of all of the rentable square footage on the second (2nd) floor of the Building (approximately 25,000 rentable square feet) and approximately 150 rentable square feet on the 1st floor of the Building (to be utilized for the power system for the Tenant's data center)).

C. Building Expense Percentage: Approximately 18.6296% (25,150/135,000) rentable square feet, actual percentage subject to verification of rentable area within the Leased Premises and the Building following completion of construction).

D.       Minimum Annual Year 1: $24.00/RSF $603,600 Annually $50,300.00 Monthly.
         Rent:          Year 2: $24.00/RSF $603,600 Annually $50,300.00 Monthly.
                        Year 3: $24.00/RSF $603,600 Annually $50,300.00 Monthly.
                        Year 4: $26.00/RSF $653,900 Annually $54,491.67 Monthly.
                        Year 5: $26.00/RSF $653,900 Annually $54,491,67 Monthly.

                        Year 6: $27.00/RSF $679,050 Annually $56,587.50 Monthly.
                        Year 7: $27.00/RSF $679,050 Annually $56,587.50 Monthly.

         The dollar amounts of the annual and monthly rental payments set forth above are subject to adjustment based upon final determination of the Rentable Area of the Leased Premises, and any changes therein shall be set forth in the Commencement Date Agreement attached hereto as Exhibit
         E. See also Exhibit G, Special Stipulations.

E.       Monthly Rental Installments: According to the above schedule.

F. Term: Seven (7) years (plus the number of days in the month the Commencement Date occurs if less than a full calendar month).

G. Target Commencement Date: November 1, 2002. However, in the event the Leased Premises are not available for occupancy by November 15, 2002, then file Target Commencement Date shall be January 1, 2003, and Tenant shall not be required to occupy the Leased Premises or pay rent with respect thereto prior to such date.

H. Security Deposit: $36,204.00 is payable as the security deposit, which amount shall be due and payable upon Tenant's occupancy of the Leased Premises, and which shall be funded by the transfer of the current security deposit in the same amount presently held by Burton Hills III Partnership, as landlord under Tenant's current lease, to Landlord, which transfer is hereby authorized and directed by Tenant. An additional sum equal to $50,300.00 shall be payable directly by Tenant on the date of the commencement of Tenant Improvements for the Leased Premises. Provided that the $36,204 security deposit is transferred by Burton Hills III Partnership and received by Landlord as provided above, such additional sum shall be applied to the monthly rent due beginning on the Commencement Date and continue to be applied to each following monthly rent payment thereafter due until such sum shall be exhausted. See Article 4 for requirements for refund.

I.       Brokers: Grubb/Ellis, Centennial mad Alex S. Palmer & Company.

J.       Permitted Use: General office purposes.

K.       Space Plan Approval Date: March 1, 2002 (See Exhibit B).

L. Options: One Five-Year Extension Option (See Section 2.07); Right of First Refusal: See Special Stipulations-Exhibit G.

M. Expiration Date: The last day of the month that is ninety (90) months after the month in which the Commencement Date occurs (plus number of days, if any, in a partial calendar month), or such earlier date of any termination of this Lease.

N.       Address for payments and notices:

         Landlord:         Burton Hills IV Partners
                           c/o Alex S. Palmer & Company
                           Palmer Plaza, Suite 1600
                           1801 West End Avenue
                           Nashville, TN  37203

         Tenant*:          CHD Meridian HealthCare
                           Burton Hills IV Office Building
                           40 Burton Hills Blvd.
                           Suite 200
                           Nashville, TN  37215

         * Prior to the Lease Commencement Date, all notices to the Tenant shall be sent to the following address:

                           CHD Meridian HealthCare
                           20 Burton Hills Boulevard
                           Suite 200
                           Nashville, TN  37215

O. Delinquency Interest Rate: An annual percentage rate of interest equal to three percentage points (3%) in excess of the "Prime Rate" from time to time published in the Money Rates section of The Wall Street Journal, which rate as published on the last publication day in any month shall be deemed to be the appropriate reference rate for the entire next succeeding calendar month; provided, however, that in no event shall the Delinquency Interest Rate exceed the maximum contract rate of interest from time to time allowed to be charged under applicable law. Should The Wall Street Journal cease the publication of its Prime Rate, the Lessor shall have the right to designate a comparable reference rate.

P. Lease Month: The calendar month or partial calendar month in which the Commencement Date occurs, and each subsequent calendar month during the Term.

Q. Lease Year: The period ending on the last day of the twelfth (12th) month after the month in which the Commencement Date occurs, end the successive annual period(s), if any, ending on each subsequent anniversary of said date.

ARTICLE 2 - TERM AND POSSESSION

Section 2.01. Term. The term of this Lease shall be the period of time specified in Item F of the Basic Lease Provisions and shall commence on: (i) the date thirty (30) days after the Tenant's Work Completion Date, as defined in
Section 2.2(a) of the Work Letter Agreement, Exhibit F; or (ii) such earlier date as Tenant takes possession or commences use office Leased Premises and is obligated hereunder to commence payment of Minimum Annual Rent. The date of commencement as defined above, hereinafter called the "Commencement Date," and the "Expiration Date" shall be confirmed by Tenant as provided in Section 2.03.

Section 2.02. Construction of Tenant Finish Improvements and Possession. Landlord agrees to perform and complete the work on the tenant finish improvements in the Leased Premises consistent with the tenant finish of the space Tenant currently occupies in Burton Hills III Office Building, and as more particularly set out in Exhibit B, subject to events and delays due to causes beyond its reasonable control, and shall give written notice of the day on which its work shall be completed. From and after receipt of said notice or earlier with the consent of Landlord, Tenant shall have the right and privilege of going onto the Leased Premises to complete interior decoration work and to prepare the Leased Premises for its occupancy; provided, however, that its schedule in so doing shall be communicated to Landlord and the approval of Landlord secured so as not to interfere with other work of Landlord being carried on at the time; and provided further that Landlord shall have no responsibility or liability whatsoever for any loss or damage to any of Tenant's leasehold improvements, fixtures, equipment or any other materials installed or left in the Leased Premises prior to the Commencement Date.

Section 2.03. Tenant's Acceptance of the Leased Premises. Within thirty (30) days following delivery of possession of the Leased Premises to Tenant as herein provided, Tenant shall execute a Commencement Date Agreement in the form attached hereto as Exhibit E acknowledging (i) the Commencement Date and the Expiration Date of this Lease, and (ii) that Tenant has accepted the Leased Premises for occupancy and that the condition of the Leased Premises, including the tenant finish improvements constructed thereon by Landlord and the Building, was at the time satisfactory and in conformity with the provisions of this Lease in all respects, provided that any defects, including so-called "punchlist items", as to which Tenant shall have given written notice to Landlord within thirty (30) days after such delivery, shall have been corrected. If such defects and punchlist items have not then been corrected, Landlord shall promptly thereafter correct all such defects and punchlist items, and promptly upon correction of same, Tenant shall execute and deliver such Commencement Date Agreement. Such Commencement Date Agreement shall become a part of this Lease. Notwithstanding the foregoing, if a latent defect in the Leased Premises is discovered within two (2) years following the Commencement Date, and such latent defect is the result of the original build-out of the Leased Premises by Landlord, then at Tenant's request Landlord shall cause such defect to be corrected at Landlord's expense.

Section 2.04. Surrender of the Premises. Upon the expiration or earlier termination of this Lease, or upon the exercise by Landlord of its right to re-enter the Leased Premises without terminating this Lease, Tenant shall promptly surrender the Leased Premises to Landlord, together with all alterations, improvements and other property as provided elsewhere herein, in good order, condition and repair, ordinary wear and tear excepted, failing which Landlord may restore the Leased Premises to such condition at Tenant's expense. Upon such expiration or termination, Tenant shall have the right to remove its personal property (as described in Article 7). Tenant shall promptly repair any damage caused by any such removal, and shall restore the Leased Premises to the condition existing prior to the installation of the items so removed, ordinary wear and tear excepted. This provision shall survive the expiration or earlier termination of this Lease.

Section 2.05. Holding Over. If Tenant holds over after the expiration or earlier termination of this Lease with the consent of Landlord, Tenant shall become a tenant from month to month at one hundred fifty percent (150%) of Tenant's then current rental rate including any additional rent for the Leased Premises in effect upon the date of such expiration or earlier termination (subject to adjustment as provided in Article 3 hereof and prorated on a daily basis), and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent after such expiration or earlier termination shall not constitute consent to a holdover hereunder or result in a renewal. Notwithstanding the foregoing provision, no holding over by Tenant shall operate to extend this Lease, and Tenant shall vacate and surrender the Leased Premises to Landlord upon Tenants being given thirty (30) days prior written notice from Landlord to vacate. The foregoing provisions of this Section
2.05 are in addition to and do not affect Landlord's right of re-entry or any other rights of Landlord hereunder or as otherwise provided by law.

Section 2.06. Quiet Enjoyment. So long as Tenant is not in default hereunder, Landlord covenants and agrees that Tenant may peaceably hold and quietly enjoy the Leased Premises subject to and upon the terms and conditions of this Lease.

Section 2.07. Extension Option. Tenant shall have an option to extend the Term of the Lease for a period of sixty (60) months; provided Tenant is not in default hereunder at the time of the exercise of such option. Notice of the exercise of Tenant's option to extend shall be given to Landlord not less than nine (9) months prior to the expiration of the then effective Term hereof. Unless otherwise negotiated between Tenant and Landlord, Minimum Annual Rent and Monthly Rental Installments during any extension of the Term will be at the then current market rate, inclusive of free rent, tenant improvement allowances, adjustments of the base year for purposes of determining tenants' share of operating expenses .and other concession, then generally available, for comparable space in comparable buildings located within the Green Hills/Brentwood market at the time of the exercise of the extension option. Adjustments outlined in Sections 3.02 and 3.03 of this Lease, and all other terms, conditions and provisions of this Lease shall continue in full force and effect and be applicable during any extension.

ARTICLE 3 - RENT

Section 3.01. Base Rent. Tenant shall pay to Landlord as Minimum Annual Rent for the Leased Premises the sums specified in Item D of the Basic Lease Provisions, payable in equal consecutive Monthly Rental Installments as specified in Item E of the Basic Lease Provisions, in advance, without notice, and without deduction or offset except as expressly provided for herein, on or before the first day of each and every calendar month during the term of this Lease; provided, however, that if the Commencement Date shall be a day other than the first day of a calendar mouth or the Expiration Date shall be a day other than the last day of a calendar month, the Monthly Rental Installment for such first or last fractional month shall be prorated; and provided, further, that in the event the Lease Premises are ready for occupancy by Tenant prior to January 1, 2003, and Tenant in fact occupies the Leased Premises before such date, Tenant shall not be required to commence payment of Minimum Annual Rent (and thus the Commencement Date shall not be deemed to have occurred) until January 1, 2003, except in the event Tenant has been relieved from its obligation to pay rent under its existing lease for office space in Burton Hills

III Office Building prior to such date, in which case the Commencement Date will be deemed to have occurred on the first day after the last day with respect to which Tenant was required to pay rent for such office space in Burton Hills III Office Building.

Section 3.02. Annual Rental Adjustment.

A. Definition. For purposes of this Section 3.02, the following definitions shall apply:

1.   "Annual   Rental   Adjustment"   -  shall  mean  the  amount  of   Tenant's
     Proportionate Share of Operating Expenses for a particular calendar year.

2. "Operating Expenses" - shall mean the amount of all of Landlord's direct costs and expenses paid or incurred in operating and maintaining the Building (including the Common Areas (as defined in Section 19.03 hereof) and the land described in Exhibit A-1) for a particular calendar year as determined by Landlord in accordance with generally accepted accounting principles, consistently applied, including all additional direct costs and expenses of operation and maintenance of the Building that Landlord reasonably determines that it would have paid or incurred during such year if the Building had been fully occupied, including by way of illustration and not limitation: all general real estate taxes and all special assessments levied against the Building (hereinafter called "real estate taxes"), other than penalties for late payment; costs and expenses of contesting the validity or amount of real estate taxes; insurance premiums, water, sewer, electrical and other utility charges other than any separately billed electrical and other charges paid by Tenant as provided in this Lease; service and other charges incurred in the operation and maintenance of the elevators and the heating, ventilation and air-conditioning system; cleaning and other janitorial services; rubbish removal; snow removal; tools and supplies; repair costs; landscape maintenance costs; security services; license, permit and inspection fees; management fees (not exceeding 4% of annual gross rental income for the Building); wages and directly related employee benefits payable for the maintenance and operation of the Building; amortization of capital improvements in accordance with generally accepted accounting principles over their respective useful lives and at an assumed interest rate equal to the greater of the prime rate of Firstar Bank or its successor plus 200 basis points or the Landlord's actual cost of funds, made more than five
     (5) years following the Commencement Date of this Lease and which produce a net reduction in operating costs; and in general all other costs and expenses that would, under generally accepted accounting principles, be regarded as operating and maintenance costs and expenses. There shall also be included in Operating Expenses the cost (or portion thereof reasonably allocable to the Building, amortized over such period as Landlord shall reasonably determine, together with an assumed interest factor equal to the prime rate of SouthTrust Bank or its successor, plus two percent (2%) per annum, on the unamortized balance) of any capital improvements made to the Building by Landlord after the date of this Lease that are required under any governmental law or regulation that was not applicable to the Building at the time it was constructed. Notwithstanding the foregoing, Operating Expenses shall not include (i) the cost of alterations to space in the

     Building leased or to be leased to others; (ii) depreciation, interest and principal payments of mortgages and other debt costs, if any; (iii) federal, state and city income, excess profit, gift, estate, succession, inheritance, franchise and transfer taxes, and any other taxes relating to the operation of Landlord's business but not the Building; (iv) expenses for capital improvements made to the Building or Common Areas except any capital improvements which results in savings of labor or other costs to the extent of the lesser of the cost of such capital improvements amortized over its useful life or the annual cost savings resulting from such capital improvement; (v) those expenses incurred in leasing space in the Building; and (vi) any cost or expenditure or any portion thereof for which Landlord has been reimbursed, whether by insurance proceeds or otherwise, except reimbursements or other payments from other tenants of the Building in respect to costs and expenses which are Operating Expenses.

3. "Building Expense Percentage" - shall mean the percentage specified in Item C of the Basic Lease Provisions, rounded to four decimal places. This percentage was determined by dividing the Rentable Area of Leased Premises as specified in Item B of the Basic Lease Provisions by the total rentable area in the Building.

     Notwithstanding the foregoing, in the event that any Building tenant is solely and individually responsible for payment of one or more components of Operating Expenses as they relate solely to such tenant's leased premises (e.g., such tenant's electrical service is separately metered and billed to such tenant), the Building Expense Percentage of each other Building tenant (including Tenant) with respect to such component(s) of Operating Expenses as they relate to other leased premises in the Building shall be increased so as to be a fraction, the numerator of which is such other tenant's rentable area of leased premises, and the denominator of which is the aggregate rentable area of leased premises of all tenants not solely and individually responsible for payment of such component(s) as they relate to their own leased premises.

4. "Landlord's Share of Operating Expenses" - shall be an amount equal to the greater of (i) $7.25 per square foot of the Rentable Area of the Leased Premises, or (ii) an amount equal to the Base Year Expense Stop times the square feet within the Rentable Area of Leased Premises as specified in Item B of the Basic Lease Provisions. The Base Year Expense Stop shall be an amount equal to the Operating Expenses (as measured per rentable square foot) actually incurred during the calendar year, 2003, grossed up to an annualized ninety-five percent (95%) or greater occupancy and for fully-assessed annual taxes.

5. "Tenant's Proportionate Share of Operating Expenses" - shall be an amount equal to the remainder of (i) the product of Tenant's Building Expense Percentage times the Building Operating Expenses, less (ii) Landlord's Share of Operating Expenses; provided, however, Tenant's Proportionate Share of Operating Expenses shall not increase at a rate in excess of three percent (3%) per annum on a cumulative basis, provided further that increases in cost of Building electricity, taxes and insurance shall not be included in this limitation.

B. Payment Obligation. In addition to the Minimum Annual Rent specified in this Lease, Tenant shall pay to Landlord as additional rent for the Leased Premises, in each calendar year or partial calendar year during the term of this Lease, an amount equal to the Annual Rental Adjustment for such calendar year or partial calendar year.

     1. Tenant's Annual Proportionate Share of Building Operating Expenses - The Annual Rental Adjustment shall be estimated annually by Landlord. Tenant shall pay to Landlord each month, at the same time the Monthly Rental Installment is due, an amount equal to one-twelfth (1/12) of the estimated Annual Rental Adjustment.

     2. Increases in Estimated Annual Rental Adjustment - If real estate taxes, the cost of utility or janitorial services or any other
          Operating Expenses increase during a calendar year, Landlord may increase the estimated Annual Rental Adjustment during such year by giving Tenant written notice to that effect, and thereafter Tenant shall pay to Landlord, in each of the remaining months of such year, an amount equal to the amount of such increase in the estimated Annual Rental Adjustment divided by the number of months remaining in such year; provided such increase shall be subject to the maximum annual increase restriction provided for in Section 3.02.A.5 above.

     3. Adjustment to Actual Annual Rental Adjustment - Following the end of each calendar year (or partial calendar year, as appropriate) during the term of this Lease, Landlord shall prepare and deliver to Tenant a statement showing Tenant's actual Annual Rental Adjustment during such period. Within thirty (30) days after receipt of the aforementioned statement, and subject to Tenant's right to verify set forth in
          Section 3.02.B.4 below, Tenant shall pay to Landlord, or Landlord shall credit against the next rent payment or payments due from Tenant, as the case may be, the difference between the actual amount of Tenant's Annual Rental Adjustment for such period and the estimated amount paid by Tenant for such period. If this Lease shall commence, expire or be terminated on any date other than the last day of a calendar year, then the actual amount of Tenant's Proportionate Share of Operating Expenses for such partial calendar year shall be prorated on the basis of the number of days during the year this Lease was in effect in relation to the total number of days in such year.

     4. Tenant Verification - Only upon thirty (30) days written notice to Landlord, Tenant or its accountants shall have the right to inspect, at reasonable times and in a reasonable manner, during the ninety (90) day period following the delivery of Landlord's statement of the actual amount of Tenant's Annual Rental Adjustment, such of Landlord's books of account and records as reasonably pertain to and contain information concerning such costs and expenses in order to verify the amounts thereof. Promptly following Landlord's receipt of such notice from Tenant, Landlord shall make such books and records available for inspection by Tenant or its accountants. In the event Landlord's





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

          computation of Tenant's Proportionate Share of Operating Expenses was overstated by more than 20%, Landlord shall pay the reasonable costs of Tenant's audit.

Section 3.03. Contribution for Certain Tenant Finish Improvements. Tenant shall pay to Landlord all costs of Tenant's Work for tenant finish improvements in excess of the Allowance, as provided for in Exhibit B and Exhibit F.

ARTICLE 4 - SECURITY DEPOSIT

As security for the performance and observance by Tenant of all of its obligations under this Lease, Tenant has deposited with Landlord the sum specified in Item H of the Basic Lease Provisions, which sum shall be held by Landlord as a security deposit during the terms of this Lease. If Tenant performs and observes all of the terms, conditions and covenants of this Lease that are required to be performed and observed by it, Landlord shall return the security deposit, or balance thereof then held by Landlord, to Tenant within sixty (60) days after the expiration of this Lease or after Tenant surrenders possession of the Leased Premises, whichever is later. In the event of a default by Tenant in the payment of rent or the performance or observance of any of the other terms, conditions, or covenants of this Lease, then Landlord may, at its option and without notice, apply all or any part of the security deposit in payment of such rent or to cure any other such default; and if Landlord does so, Tenant shall, upon request, deposit with Landlord the amount so applied so that Landlord will have on hand at all times during the term of this Lease the full amount of the security deposit. Landlord shall not be required to hold the security deposit as a separate account, but may commingle it with Landlord's other funds.

In the event of a sale of the Building, Landlord shall have the right to transfer the security deposit to its purchaser, and Landlord shall thereupon be released from all responsibility for the return of such deposit; and Tenant agrees to look solely to the new purchaser for the return of such deposit. In the event of an assignment of this Lease by Tenant, the security deposit shall be deemed to be held by Landlord as a deposit made by the assignee, and Landlord shall have no further responsibility for the return of such deposit to the assignor.

ARTICLE 5 - OCCUPANCY AND USE

Section 5.01. Occupancy. Tenant shall use and occupy the Leased Premises for the purposes set forth in Item J of the Basic Lease Provisions and shall not use the Leased Premises for any other purpose except with the prior written consent of Landlord.

Section 5.02. Covenants of Tenant Regarding Use. In connection with its use of the Leased Premises, Tenant agrees to do the following:

A. Tenant shall use the Leased Premises and conduct its business thereon in a safe, careful, reputable and lawful manner.

B. Tenant shall not use the Leased Premises for any unlawful purpose or act; shall not commit or permit any waste or damage to the Leased Premises; shall comply with and obey all laws, regulations and orders of any governmental authority or agency, all reasonable directions of the Landlord, including the Building Rules and Regulations attached hereto as Exhibit C, as the same may be modified from time to time by Landlord on reasonable notice to Tenant; shall not do or permit anything to be done in or about the Leased Premises that will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building of any of the Building Rules and Regulations, but agrees to take reasonable measures to assure such other tenant's compliance. Landlord shall not materially alter Tenant's obligations under this Lease through modifications of the Building Rules and Regulations.

C. Tenant shall not overload the floors of the Leased Premises beyond their designed weight-bearing capacity, which Landlord has determined to be seventy (70) pounds per square foot live load, including an allowance for partition load. Landlord reserves the right to direct the positioning of all heavy equipment, furniture and fixtures that Tenant desires to place in the Leased Premises so as to distribute properly the weight thereof, and to require the removal of any equipment or furniture that exceeds the weight limit specified herein.

D. Tenant shall not use the Leased Premises, or allow the Leased Premises to be used, for any purpose or in any manner that would, in Landlord's opinion, invalidate any policy of insurance now or hereafter carried on the Building or increase the rate of premiums payable on any such insurance policy. Should Tenant fail to comply with this covenant, Landlord may, at its option, require Tenant to stop engaging in such activity or to reimburse Landlord as additional rent for any increase in premiums charged during the term of this Lease on the insurance carried by Landlord on the Leased Premises and attributable to the use being made of the Leased Premises by Tenant.

E.   Tenant   shall  not   inscribe,   paint,   affix  or  display   any  signs,
     advertisements or notices on the Building, except for such tenant identification information as Landlord permits to be included or shown on the directory board in the main lobby and on or adjacent to the access door or doors to the Leased Premises.

Section 5.03. Landlord's Rights Regarding Use. In addition to the rights specified elsewhere in this Lease, Landlord shall have the following rights regarding the use of the Leased Premises or the Common Areas by Tenant, its employees, agents, customers and invitees, each of which may be exercised without notice or liability to Tenant:

A. Landlord may install such signs, advertisements or notices or tenant identification information on the directory board or tenant access doors, as it shall deem necessary or proper.

B. Landlord shall approve or disapprove, in the reasonable exercise of its discretion, prior to installation, all types of drapes, shades and other window coverings used in the Leased Premises, and may control all internal lighting that may be visible from outside the Leased Premises.

C. Landlord shall approve or disapprove, in the reasonable exercise of its discretion, all sign painting and lettering used on the Leased Premises and the Building, including the suppliers thereof.

D. Landlord may grant to any person the exclusive right to conduct any business or render any service in the Building, provided that such exclusive right shall not operate to limit Tenant from using the Leased Premises for the use permitted in Item J of the Basic Lease Provisions.

E. Landlord may control the Common Areas in such manner as it deems necessary or proper, including by way of illustration and not limitation: requiring all persons entering or leaving the Building to identify themselves and their business in the Building; excluding or expelling any peddler, solicitor or loud or unruly person from the Building; and closing or limiting access to the Building or any part thereof, including entrances, corridors, doors and elevators, during times of emergency repairs or after regular business hours.

Section 5.04. Access to and Inspection of the Leased Premises. Upon not less than 48 hours prior written notice, Landlord, its employees and agents and any mortgagee of the Building shall have the right to enter any part of the Leased Premises during normal business hours for the purposes of examining or inspecting the same, showing the same to prospective purchasers, mortgagees or tenants and making such repairs, alterations or improvements to the Leased Premises or the Building as Landlord may deem necessary or desirable; provided, however, in the event of an emergency, as determined in Landlord's reasonable judgment, no prior notice shall he required and entry shall not be limited to normal business hours. In addition, during the last ninety (90) days of the Term, Landlord, its employees and agents shall have the right to enter any part of the Leased Premises at reasonable times and upon reasonable notice for the purposes of showing the same to prospective tenants. If representatives of Tenant shall not be present to open and permit such entry into the Leased Premises at any time when such entry is necessary or permitted hereunder, Landlord and its employees and agents may enter the Leased Premises by means of a master or pass key or otherwise. Landlord shall incur no liability to Tenant for such entry, nor shall such entry constitute an eviction of Tenant or a termination of this Lease, or entitle Tenant to any abatement of rent therefor.

ARTICLE 6 - UTILITIES AND OTHER BUILDING SERVICES

Section 6.01. Services to be Provided. Provided Tenant is not in material default under this Lease beyond any applicable notice and cure period herein provided, Landlord shall furnish to Tenant, except as noted below, the following utilities and other building services to the extent reasonably necessary for Tenant's comfortable use and occupancy of the Leased Premises for general office use:

A. Heating, ventilation and air-conditioning between the hours of 8:00 a.m. and 7:00 p.m. on Monday through Friday and 8:00 a.m. to 1:00 p.m. on Saturday of each week except on legal holidays. If Tenant shall require air conditioning (healing and cooling) during any season outside the hours and days above specified, Landlord shall furnish the same for the area or areas specified in a written request of Tenant delivered to the manager of the Building, and for such service, Tenant shall pay Landlord, upon receipt of a bill therefore, an amount equal to the rate Landlord, at that time, is charging for service, such amount shall be equal to twenty-five ($25.00) per hour for the first year of the Lease term, and shall not increase by more than $5.00 per hour, cumulative, for each subsequent year of the term.

B.   Electrical current not to exceed five watts (5) watts per square foot.

C.   Water in the Common Areas for lavatory and drinking purposes.

D.   Automatic elevator service.

E. Cleaning and janitorial service, including the supplying and installing of paper towels, toilet tissue and soap in the Common Areas on Monday through Friday of each week except legal holidays; provided, however, Tenant shall be responsible for carpet cleaning other than routine vacuuming.

F.   Washing of windows at intervals reasonably established by Landlord.

G. Replacement of all lamps, bulbs, starters and ballasts in Building standard lighting (Landlord's standard tenant finish improvements being described in Exhibit B and Exhibit F) as required from time to time as a result of normal usage.

H. Cleaning and maintenance of the Common Areas, including the removal of rubbish and snow.

I.   Repair and maintenance to the extent specified elsewhere in this Lease.

J. Exterior lighting and pass-card access to the building after standard building hours.

K. Patrol service to monitor the parking lot and Building entrances twice nightly.

L. Non-reserved parking spaces in parking facilities adjacent to the Building, such that the total number of parking spaces to be made available to Tenant shall be equal to one (1) space for every 333 rentable square feet of space within the Leased Premises, i.e., a total of 87 parking spaces for Tenant if there are 20,000 rentable square feet within the Leased Premises.

M. Exterior signage adequate to allow the public to clearly identify the Building.

Notwithstanding the foregoing, it is understood and agreed that at Landlord's option, electrical service for the Leased Premises (including but not limited to the electrical power used to operate the heating, ventilation and air conditioning equipment serving the Leased Premises) may be separately metered for the Leased Premises, in which event (i) Tenant shall be responsible for the timely payment of all charges for electric power supplied through such meter,
(ii) neither Landlord nor any other tenant in the Building shall have any obligation to pay for all or any part of the charges for electric power used in the Leased Premises or the operations thereof, and (iii) the only electric service charges that will be included by Landlord in the Operating Expenses for purposes of Tenant's Annual Rental Adjustment will be those relating to the Common Areas (including but not limited to the parking garage and the foyers, hallways and corridors of the Building).

Section 6.02. Additional Services. If Tenant requests any other utilities or building services in addition to those identified above or any of the above utility or building services in frequency, scope, quality or quantity substantially greater than those that Landlord reasonably determines are normally required by other tenants in the Building for general office use, then Landlord shall use reasonable efforts to attempt to furnish Tenant with such additional utilities or building services. In the event Landlord is able to and does furnish such additional utilities or building services, the costs thereof shall be determined solely by Landlord, exercising its reasonable business judgment, and shall be borne by Tenant, who shall reimburse Landlord monthly for the same as additional rent at the same time Monthly Rental Installments and other additional rent is due. If any lights, machines or equipment (including but not limited to computers) used by Tenant in the Leased Premises materially affect the temperature otherwise maintained by the Building's air-conditioning system or generate substantially more heat in the Leased Premises than that which normally would be generated by the lights and business machines typically used by other tenants in the Building or by tenants in comparable office buildings, then Landlord shall have the right to install any machinery or equipment that Landlord reasonably considers necessary in order to restore the temperature balance between the Leased Premises and the rest of the building, including equipment that modifies the building's air-conditioning system. All costs expended by Landlord to install any such machinery and equipment and any additional costs of operation and maintenance occasioned thereby shall be borne by Tenant, who shall reimburse Landlord for the same as provided in this Section 6.02.

Without Landlord's prior written consent, Tenant's use of electric current shall not exceed the capacity of the feeders to the Building or the risers or wiring installations, nor shall Tenant install or connect any computer, electronic data processing or other electrical equipment that in the aggregate causes Tenant's electrical usage to exceed four (4) watts per square foot. If Landlord determines that Tenant's electrical usage exceeds the aforesaid limit or otherwise exceeds the designed load capacity of the Building's electrical system or is in any way incompatible therewith, then Landlord shall have the right, as a condition to granting its consent, to make such modifications to the electrical system or other parts of the building or Leased Premises, or to require Tenant to make such modifications to the equipment to be installed or connected, as Landlord considers to be reasonably necessary before such equipment may be so installed or connected. The cost of any such modifications shall be borne by Tenant, who shall reimburse Landlord for the same (or any portion thereof paid by Landlord) as provided in this Section 6.02.

Section 6.03. Interruption of Services. Tenant understands, acknowledges and agrees that any one or more of the utilities or other building services identified in Section 6.01 may be interrupted by reason of accident, emergency or other causes beyond Landlord's control, or may be discontinued or diminished temporarily by Landlord or other persons until certain repairs, alterations or improvements can be made; that Landlord does not represent or warrant the uninterrupted availability of such utilities or building services, and that any such interruption shall not be deemed an eviction or disturbance of Tenant's right to possession, occupancy and use of the Leased Premises or any part thereof, or render Landlord liable to Tenant for damages by abatement of rent or otherwise, or relieve Tenant from the obligation to perform its covenants under this Lease; provided, however, that any such interruption that lasts for three
(3) or more consecutive business days and prevents Tenant from conducting business in the ordinary course within the Leased Premises shall be deemed to constitute a material disturbance of Tenant's right to use the Leased Premises, entitling Tenant to an equitable abatement of rent until such essential utilities or other building services are restored.

ARTICLE 7 - REPAIRS, MAINTENANCE, ALTERATIONS, and IMPROVEMENTS AND FIXTURES

Section 7.01. Repair and Maintenance of Building. Subject to Section 7.02 and except for any repairs made necessary by the negligence, misuse or default of Tenant, its employees, agents, customers and invitees, Landlord shall make all necessary repairs to the exterior walls, exterior doors, windows, corridors and other Common Areas of the Building, and Landlord shall keep the Building in a safe, clean and neat condition and use reasonable efforts to keep all equipment used in common with other tenants, such as elevators, plumbing, heating, air conditioning and similar equipment, in good condition and repair. Except as provided in Section 6.03 and in Article 8 and Article 10 hereof, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Leased Premises or in or to any fixtures, appurtenances and equipment therein or thereon.

Section 7.02. Repair and Maintenance of Leased Premises. Landlord shall keep and maintain the Leased Premises in good order, condition and repair. Except for the services specified in Section 6.01(E), (F) and (G), and except for ordinary wear and tear and damage that Tenant is not obligated to repair as provided elsewhere in this Lease, the cost of all repairs and maintenance to the Leased Premises shall be borne by Tenant, who shall be separately billed and shall reimburse Landlord for the reasonable cost of same as additional rent.

Section 7.03. Alterations or Improvements. Tenant may not make, or permit to be made, alterations to the Leased Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. If Landlord allows Tenant to make any such alterations, Tenant shall make the same in accordance with all applicable laws and building codes, in a good and workmanlike manner and in quality equal to or better than the original construction of the Building and shall comply with such requirements as Landlord considers necessary or desirable, including without limitation requirements as to the manner in which and the times at which such work shall be done and the contractor or subcontractors to be selected to perform such work. In addition, Tenant shall provide Landlord with evidence of insurance coverage for such alterations and detailed plans and specifications satisfactory to Landlord prior to construction of such improvements. Upon completion of such construction, Tenant shall provide Landlord with lien waivers from all persons performing work or supplying materials for such alterations and such other evidence as Landlord may require in order to assure itself that no person is in a position to assert a claim or lien against the Leased Premises or the Building in connection therewith. Tenant shall promptly pay all costs attributable to such alterations. Tenant shall promptly repair any damage to the Leased Premises or the Building caused by any such alterations. Any alterations to the Leased Premises, except movable office furniture and equipment and trade fixtures, shall become a part of the realty and the property of Landlord and shall not be removed by Tenant.

Section 7.04. Trade Fixtures. Any trade fixtures installed on the Leased Premises by Tenant at its own expense, such as movable partitions, counters, shelving, showcases, mirrors and the like, may, and, at the request of Landlord shall, be removed on the expiration or earlier termination of this Lease, provided that Tenant is not then in default, that Tenant bears the cost of such removal, and further that Tenant repairs at its own expense any and all damage to the Leased Premises resulting from such removal. If Tenant fails to remove any such trade fixtures from the Leased Premises on the expiration or earlier termination of this Lease, all such trade fixtures shall become the property of Landlord unless Landlord elects to require their removal, in which case Tenant shall, at its expense, promptly remove the same and restore the Leased Premises to their prior condition. This provision shall survive the expiration or earlier termination of this Lease.

ARTICLE 8 - FIRE OR OTHER CASUALTY; CASUALTY INSURANCE

Section 8.01. Substantial Destruction of the Building or the Leased Premises. If either the Building or the Leased Premises should be substantially destroyed or damaged (which as used herein means destruction or material damage to at least one-half (1/2) of the Building or the Leased Premises) by fire or other casualty, then Landlord may, at its option, terminate this Lease by giving written notice of such termination to Tenant within thirty (30) days after the date of such casualty. In such event, rent shall be apportioned to and shall cease as of the date of such casually. If Landlord does not exercise this option, then the Leased Premises shall be reconstructed and restored, at Landlord's expense, to substantially the same condition as prior to the casualty; provided however, that with respect to the Leased Premises, Landlord's obligation hereunder shall be limited to the reconstruction of such of the tenant finish improvements as were originally required to be made by Landlord in accordance with Exhibit B and Exhibit F, and further provided that, if Tenant has made any additional improvements pursuant to Section 7.03, Tenant shall reimburse Landlord for the cost of reconstructing the same. In the event of such reconstruction, rent shall be abated from the date of the casualty until substantial completion of the reconstruction repairs; and this Lease shall continue in full force and effect for the balance of the term. Landlord shall use reasonable diligence in completing such reconstruction repairs, but in the event Landlord fails to complete the same within one hundred twenty (120) days from the date of the casualty or such longer period as is reasonably necessary for Landlord to complete the repair using reasonable diligence, Tenant may, at its option, terminate this Lease by giving Landlord written notice of such termination, whereupon this Lease shall terminate.

Section 8.02. Partial Destruction of the Leased Premises. If the Leased Premises should be damaged by fire or other casualty, but not substantially destroyed or damaged to the extent provided in Section 8.01, then such damaged part of the Leased Premises shall be reconstructed and restored, at Landlord's expense, to substantially the same condition as it was prior to the casualty; provided, however, that Landlord's obligation hereunder shall be limited to the reconstruction of such of the tenant finish improvements as were originally required to be made by Landlord in accordance with Exhibit B and Exhibit F, and further provided that if Tenant has made any additional improvements pursuant to
Section 7.03, Tenant shall reimburse Landlord for the cost of reconstructing the same. In such event, if the damage is expected to prevent Tenant from carrying on its normal business activity in the Leased Premises to a reasonable extent, rent shall be abated in the proportion that the approximate area of the damaged part bears to the total area in the Leased Premises from the date of the casualty until substantial completion of the reconstruction repairs; and this Lease shall continue in full force and effect for the balance of the term. Landlord shall use reasonable diligence in completing such reconstruction repairs, but in the event Landlord fails to complete the same within one hundred twenty (120) days from the date of the casualty or such longer period as is reasonably necessary for Landlord to complete the repair using reasonable diligence, Tenant may, at its option, terminate this Lease by giving Landlord written notice of such termination, whereupon this Lease shall terminate.

Section 8.03. Casualty Insurance. Landlord shall at all times during the term of this Lease carry a policy of insurance that insures the replacement cost of the Building, including the Leased Premises, against loss or damage by fire or other casualty (namely, the perils against which insurance is afforded by a standard "all-risk" casualty insurance policy); provided, however, that Landlord shall not be responsible for, and shall not be obligated to insure against, any loss of or damage to any personal property of Tenant or that Tenant may have in the Building or the Leased Premises or any trade fixtures installed by or paid for by Tenant on the Leased Premises or any additional improvements that Tenant may construct on the Leased Premises, and Landlord shall not be liable for any loss or damage to such property, regardless of cause, including the negligence of Landlord and its employees, agents, customers and invitees. If the tenant finish improvements installed by Landlord or Tenant pursuant to Exhibit B that are in excess of the Building standard tenant finish improvements, or any alterations or improvements made by Tenant pursuant to Section 7.03, result in an increase in the premiums charged during the term of this Lease on the casualty insurance carried by Landlord on the Building, then the cost of such increase in insurance premiums shall be borne by Tenant, who shall reimburse Landlord for the same as additional rent after being separately billed therefor.

Section 8.04. Waiver of Subrogation. Landlord and Tenant agree to have all casualty insurance that may be carried by either of them endorsed with a clause providing that any release from liability of or waiver of claim for recovery from the other party entered into in writing by the insured thereunder prior to any loss or damage shall not affect the validity of said policy or the right of the insured to recover thereunder; and providing further that the insurer waives all rights of subrogation that such insurer might have against the other party. Without limiting any release or waiver of liability or recovery contained in any other section of this Lease, but rather in confirmation and furtherance thereof, Landlord waives all claims for recovery from Tenant, and Tenant waives all claims for recovery from Landlord, the managing agent of the Building and their respective agents, partners, servants and employees, for any loss or damage to any of its property caused by a fire or other peril usually covered by a policy of insurance of the type described in Section 8.03 or 9.02C, and each party releases the other from all liability for damage from those causes, including any subrogation claims of any insurer. This provision shall apply regardless of the negligence of either party and shall not be limited by the amount of insurance coverage.

         Notwithstanding the foregoing or anything contained in this Lease to the contrary, no such release or waiver of claims shall be operative, nor shall the foregoing endorsements be required, in any case where the effect of such release or waiver is to invalidate insurance coverage or invalidate the right of the insured to recover thereunder or increase the cost thereof (provided that in the case of increased cost the other party shall have the right, within ten (10) days following written notice, to pay such increased cost, thereby keeping such release or waiver in full force and effect).

ARTICLE 9 - GENERAL PUBLIC LIABILITY, INDEMNIFICATION AND INSURANCE

Section 9.01. Tenant's Responsibility. Tenant shall assume the risk of, be responsible for, have the obligation to insure against and indemnify Landlord and hold it harmless from any and all liability for any loss of or damage or injury to any person (including death resulting therefrom) or property occurring in, on or about the Leased Premises, regardless of cause, except for any loss or damage from fire or casualty as provided in Section 8.03 and except for that caused by the negligence of Landlord and its employees, agents, tenants, customers and invitees; and, except for such loss or damage caused by Landlord's negligence or that of its employees, agents, tenants, customers and invitees, Tenant hereby releases Landlord from any and all liability for the same. Tenant's obligation to indemnify Landlord hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any adjustments, settlements, costs, fees and expenses, including attorneys' fees, incurred in connection therewith. Notwithstanding anything herein to the contrary, Tenant shall bear the risk of any loss or damage to its property as provided in Section 8.03.

Section 9.02. Tenant's Insurance. Tenant, in order to enable it to meet its obligation to insure against the liabilities specified in this Lease, shall at all times during the term of this Lease carry, at its own expense, for the protection of Tenant and Landlord, as their interests may appear, one or more policies of general public liability and property damage insurance, issued by one or more insurance companies acceptable to Landlord, with the following minimum coverages:

A.   Worker's Compensation - minimum statutory amount.

B.   Comprehensive General Liability     - Not less than $1,000,000 Combined
     Insurance, including Blanket,         Single Limit for both bodily
     Contractual  Liability, Broad         injury and property damage.
     Form Property  Damage,  Personal
     Injury, Completed Operations,
     Products Liability, Fire Damage.


C.   "All  Risk"  Casualty  Coverage,   Vandalism  and  Malicious  Mischief  and
     Sprinkler Leakage insurance, for the full cost of replacement of Tenant's property.

The insurance policy or policies for the insurance required in B and C above shall name Landlord as an additional insured and shall provide that they may not be canceled on less than thirty (30) days' prior written notice to Landlord. Tenant shall furnish Landlord with Certificates of Insurance evidencing all required coverage. Should Tenant fail to carry such insurance and furnish Landlord with such Certificates of Insurance after a request to do so, Landlord shall have the right to obtain such insurance and collect the cost thereof from Tenant as additional rent.

Section 9.03. Landlord's Responsibility. Landlord shall assume the risk of, be responsible for, have the obligation to insure against and indemnify Tenant and hold it harmless from, any and all liability for any loss of or damage or injury to person (including death resulting therefrom) or property (other than Tenant's property as provided in Section 8.03) occurring in, on or about the Common Areas, regardless of cause, except for that caused by the negligence of Tenant and its employees, agents, subtenants, customers and invitees; and Landlord hereby releases Tenant from any and all liability for the same. Landlord's obligation to indemnify Tenant hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgments, settlements, costs, fees and expenses, including attorneys' fees, incurred in connection therewith.

ARTICLE 10 - EMINENT DOMAIN

If the whole or any part of the Leased Premises shall be taken for public or quasi-public use by a governmental or other authority having the power of eminent domain or shall be conveyed to such authority in lieu of such taking, and if such taking or conveyance shall cause the remaining part of the Leased Premises to be untenantable and inadequate for use by Tenant for the purpose for which they were leased, then Tenant may, at its option, terminate this Lease. If a part of the Leased Premises shall be taken or conveyed but the remaining part is, in Tenant's reasonable judgment, tenantable and adequate for Tenant's use, then this Lease shall be terminated as to the part taken or conveyed as of the date Tenant surrenders possession; Landlord shall make such repairs, alterations and improvements as may be necessary to render the part not taken or conveyed tenantable; and the rent shall be reduced in proportion to the part of the Leased Premises so taken or conveyed. All compensation awarded for such taking or conveyance shall be the property of Landlord without any deduction therefrom for any present or future estate of Tenant, and Tenant hereby assigns to Landlord all its right, title and interest in and to any such award.

ARTICLE 11 - LIENS

Notwithstanding any provision of this Lease relating to improvements, additions, alterations, repairs and/or reconstruction of or to the Leased Premises, Landlord and Tenant hereby agree and confirm that (i) Landlord has not consented and will not consent to the furnishing of any labor or materials to the Leased Premises that would or may result in any mechanics' or material man's liens attaching to the Building or Landlord's interest in the Leased Premises, (ii) Tenant is not the agent of Landlord for the purposes of any such improvements, additions, alterations, repairs and/or reconstruction, and (iii) except as expressly provided herein, Landlord has retained no control over the manner in which any such improvements, additions, alterations, repairs and/or reconstruction are or is accomplished, and has made no agreement to make or be responsible for any payment to or for the benefit of any person furnishing labor and/or materials in connection therewith. No such person furnishing labor and/or materials to or for the account of Tenant shall be entitled to claim any lien against the Building or the interest of Landlord in the Leased Premises and such person(s) shall look solely to Tenant and the leasehold interest of Tenant under this Lease for satisfaction of any such claims. If, because of any act or omission of Tenant or any person claiming by, through or under Tenant, any mechanic's, material-man's or other lien shall be filed and/or asserted against the Leased Premises or the Building or against other property of Landlord (whether or not such lien is valid or enforceable as such), Tenant shall, at its own expense, cause the same to be discharged of record or bonded over within thirty (30) days after the date of filing thereof, and shall also indemnify Landlord and hold it harmless from any and all claims, losses, damages, judgments, settlements, costs and expenses, including attorneys' fees, resulting therefrom or by reason thereof. Landlord may, but shall not be obligated to, pay the claim upon which such lien is based so as to have such lien released of record; and, if Landlord does so, then Tenant shall pay to Landlord, as additional rent, upon demand, the amount of such claim, plus all other costs and expenses incurred in connection therewith, plus interest thereon at the Delinquency Interest Rate until paid. This section shall survive the expiration or earlier termination of this Lease.

ARTICLE 12 - RENTAL, PERSONAL PROPERTY AND OTHER TAXES

Tenant shall pay before delinquency any and all taxes, assessments, fees or charges, including any sales, gross income, rental, business occupation or other taxes, levied or imposed upon Tenant's business operations in the Leased Premises and any personal property or similar taxes levied or imposed upon Tenant's trade fixtures, leasehold improvements or personal property located within the Leased Premises. In the event any such taxes, assessments, fees or charges are charged to the account of, or are levied or imposed upon the property of Landlord, Tenant shall reimburse Landlord for the same as additional rent. If any tenant finish improvements, trade fixtures, alterations or improvements or business machines and equipment located in, on or about the Leased Premises, regardless of whether they are installed or paid for by Landlord or Tenant and whether or not they are affixed to and become a part of the realty and the property of Landlord, are assessed for real property tax purposes at a valuation higher than that at which other such property in other leased space in the Building is assessed, then Tenant shall reimburse Landlord as additional rent for the amount of real property taxes shown on the appropriate governmental official's records as having been levied upon the Building or other property of Landlord by reason of such excess assessed valuation.

ARTICLE 13 - ASSIGNMENT AND SUBLETTING

Tenant may not assign this Lease or sublet the Leased Premises or any part thereof without the prior written consent of Landlord, which consent shall not be unreasonably withheld; and any attempted assignment or subletting without such consent shall be invalid. At least thirty (30) days prior to the proposed effective date of such assignment or sublease, Tenant shall provide Landlord a signed original of the document. Tenant shall also provide, at Landlord's request, any information on the proposed assignee or subtenant that Landlord may require to make a determination of the quality of such proposed assignee or subtenant. In the event of a permitted assignment or subletting, Tenant shall nevertheless at all times remain fully responsible and liable for the payment of rent and the performance and observance of all of Tenant's other obligations under the terms, conditions and covenants of this Lease except as may be otherwise provided for herein. No assignment or subletting of the Leased Premises or any part thereof shall be binding upon Landlord unless such assignee or subtenant shall deliver to Landlord an instrument (in recordable form, if requested) containing an agreement of assumption of all of Tenant's obligations under this Lease. Upon the occurrence of a default hereunder, if all or any part of the Leased Premises are then assigned or sublet, Landlord, in addition to any other remedies provided by this Lease or by law, may, at its option, collect directly from the assignee or subtenant all rent becoming due to Landlord by reason of the assignment or subletting. Any collection by Landlord from the assignee or subtenant shall not be construed to constitute a waiver or release of Tenant from the further performance of its obligations under this Lease or the making of a new lease with such assignee or subtenant. If Tenant shall make any assignment or sublease, with Landlord's consent, for a rental in excess of the rent payable under this Lease (including any applicable escalations), after deducting reasonable and customary expenses incurred by Tenant in connection therewith and paying to Landlord reasonable and customary expenses incurred by it in connection therewith, Tenant shall retain fifty percent (50%) of such excess and shall pay the remaining fifty percent (50%) to Landlord.

Landlord may, in the reasonable exercise of its discretion, refuse to give its consent to any proposed assignment or subletting for any reason (other than the creditworthiness of the proposed assignee or subtenant), including, but not limited to Landlord's determination that its interest in the Lease or the Leased Premises would be adversely affected by (i) the business reputation of the proposed assignee or subtenant, or (ii) the proposed use of the Leased Premises by, or business of, the proposed assignee or subtenant. If Landlord refuses to give its consent to any proposed assignment or subletting, Landlord may, at its option, within thirty (30) days after receiving notice of the proposal, terminate this Lease in the case of a proposed assignment, or in the case of proposed subletting, terminate this Lease with respect to the portion of the Leased Premises proposed to be sublet, by giving Tenant thirty (30) days prior written notice of such termination, whereupon this Lease (in the case of a proposed assignment), or portion of the Lease with respect to the proposed area to be sublet, shall terminate.

ARTICLE 14 - TRANSFERS BY LANDLORD

Section 14.01. Sale and Conveyance of the Building. Landlord shall have the right to sell and convey the Building at any time during the term of this Lease, subject only to the rights of Tenant hereunder; and such sale and conveyance shall operate to release Landlord from liability hereunder after the date of such conveyance as provided in Section 15.04.

Section 14.02. Subordination. Landlord shall have the right to subordinate this Lease to any mortgage or deed of trust (herein a "mortgage") presently existing or hereafter placed upon the Building by so declaring in such mortgage, and the recording of any such mortgage shall make it prior and superior to this Lease regardless of the date of execution or recording of either document; provided that Landlord shall cause the holder of such mortgage or trustee to execute and deliver to Tenant for its execution a subordination, nondisturbance and attornment agreement which provides, among other things, that so long as no default has occurred and is continuing beyond the period of time allowed for the remedy thereof under the terms of this Lease, the holder of the mortgage or trustee (i) shall not disturb Tenant's leasehold interest or possession of the Leased Premises in accordance with the terms hereof, and (ii) waives all rights or interests in any trade fixture of either Tenant or any of its subtenants. Prior to Tenant taking occupancy of the Leased Premises, Landlord shall deliver to Tenant a subordination, nondisturbance and attornment agreement in accordance with the terms of the preceding sentence with respect to each mortgage or trust deed then constituting a lien against the Leased Premises or the Building of which the Leased Premises are a part. Within ten (10) days of Landlord's delivery thereof to Tenant, Tenant shall execute and deliver to Landlord, without cost, a subordination, nondisturbance and attornment agreement in such form as reasonably may be deemed necessary or desirable by Landlord or its mortgagee to confirm the subordination of this Lease. Within ten (10) days of Landlord's written request therefor, Tenant also shall deliver to Landlord an Estoppel Certificate in the form attached hereto as Exhibit D. Tenant shall, in the event any proceedings are brought for the foreclosure of any such mortgage, attorn to the purchaser upon any such foreclosure, and recognize such purchaser as the landlord under this Lease. The form and substance of such subordination, nondisturbance and attornment agreement shall be subject to Tenant's approval, not to be unreasonably withheld or delayed.

ARTICLE 15 - DEFAULTS AND REMEDIES

Section 15.01. Defaults by Tenant. The occurrence of any one or more of the following events shall be a default under and breach of this Lease by Tenant:

A. Tenant shall fail to pay any Monthly Rental Installment of Minimum Annual Rent or the Annual Rental Adjustment or any other amounts due Landlord from Tenant as additional rent or otherwise within five (5) days after receipt of notice from Landlord that such payment is due or past due; provided, however, that with respect to Monthly Rental Installments, Landlord shall be required to give such notice to Tenant only one time during any twelve
     (12) month period before Tenant's failure to make such Monthly Rental Installments on a timely basis shall constitute a default hereunder.

B. Tenant shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease (other than those referenced in subsection 15.01(A) hereof) for a period of thirty (30) days after notice thereof from Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Tenant is of such nature that the same cannot reasonably be performed within such thirty (30) day period, such default shall be deemed to have been cured if Tenant commences such performance within said thirty (30) day period and thereafter diligently undertakes to complete the same and does so complete the required action within a time deemed to be reasonable by Landlord.

C.   [Intentionally omitted.]

D. A trustee or receiver shall be appointed to take possession of substantially all of Tenant's assets in, on or about the Leased Premises or of Tenant's interest in this Lease (and Tenant does not regain possession within sixty (60) days after such appointment); Tenant shall make an assignment for the benefit of creditors; or substantially all of Tenant's assets in, on or about the Leased Premises or Tenant's interest in this Lease shall be attached or levied under execution (and Tenant does not discharge the same within sixty (60) days thereafter).

E. A petition in bankruptcy, insolvency, or for reorganization or arrangement shall be filed by or against Tenant pursuant to any federal or state statute (and, with respect to any such petition filed against it, Tenant fails to secure a stay or discharge thereof within sixty (60) days after the filing of the same).

Section 15.02. Remedies of Landlord. Upon the occurrence of any event of default set forth in Section 15.01, Landlord shall have the following rights and remedies, in addition to those allowed by law, any one or more of which may be exercised at Landlord's option without further notice to or demand upon Tenant:

A. Landlord may apply the security deposit and/or re-enter the Leased Premises and cure any default of Tenant, in which event Tenant shall reimburse Landlord as additional rent for any costs and expenses that Landlord may incur to cure such default; and Landlord shall not be liable to Tenant for any loss or damage that Tenant may sustain by reason of Landlord's action unless caused by reckless or willful misconduct on the part of Landlord.

B. 1. Landlord may terminate this Lease as of the date of such default, in which event: (i) neither Tenant nor any person claiming under or through Tenant shall thereafter be entitled to possession of the Leased Premises, and Tenant shall immediately thereafter surrender the Leased Premises to Landlord; (ii) Landlord may re-enter the Leased Premises and dispossess Tenant or any other occupants of the Leased Premises by force, summary proceedings, ejectment or otherwise, and may remove their effects, without prejudice to any other remedy that Landlord may have for possession or arrearages in rent or other sums due hereunder; and (iii) notwithstanding the termination of this Lease, Landlord may declare all rent that would have been due under this Lease for the balance of the term to be immediately due and payable, whereupon Tenant shall be obligated to pay the same to Landlord, together with all loss or damage that Landlord may sustain by reason of such termination, less an amount equal to the reasonable rental value of the Leased Premises for the remainder of the term of this Lease (taking into account expenses of re-letting), it being expressly understood and agreed that the liabilities and remedies specified in this Subsection (B)(1) of Section 15.02 shall survive the termination of this Lease and that all amounts referred to herein shall be discounted to present value based on the market rate then customarily applicable to such situations; or

     2. Landlord may, without terminating this Lease, re-enter the Leased Premises and re-let all or any part of the Leased Premises for a term different from that which otherwise would have constituted the balance of the term of this Lease and for rent and on terms and conditions different from those contained herein, whereupon Tenant shall be obligated to pay to Landlord as liquidated damages the difference between the rent provided for herein and that provided for in any lease covering a subsequent re-letting of the Leased Premises, for the period that otherwise would have constituted the balance of the term of this Lease, together with all of Landlord's reasonable costs and expenses for preparing the Leased Premises for re-letting, including all repairs, tenant finish improvements, brokers' and attorneys' fees, and all loss or damage that Landlord may sustain by reason of such re-entry and re-letting. Landlord shall use reasonable efforts to mitigate its damages by reletting the Leased Premises on commercially reasonable terms; provided, however, that such shall not require Landlord to relet the Leased Premises on the same terms and conditions as set forth herein.

C. Landlord may sue for injunctive relief or to recover damages for any loss resulting from the breach.

D. In the event that Tenant fails to pay within ten (10) days of the date due and payable any Monthly Rental Installment of Minimum Annual Rent or any monthly installment of the Annual Rental Adjustment, Tenant shall pay to Landlord, to the fullest extent permitted by applicable law, a late charge of four percent (4%) of the amount due and unpaid in order to compensate Landlord for the costs and expenses of administering, handling and processing late payments.

E. In the event Tenant fails to pay within thirty (30) days after the same is due and payable any Monthly Rental Installment of Minimum Annual Rent, any monthly installment of the Annual Rental Adjustment, or any other sum or charge required to be paid by Tenant to Landlord, such unpaid amount shall bear interest from the due date thereof to the date of payment at the Delinquency Interest Rate until paid.

Section 15.03. Default by Landlord and Remedies of Tenant. It shall be a default under and breach of this Lease by Landlord if it shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease for a period of thirty (30) days after notice thereof from Tenant; provided, however, mat if the term, condition, covenant or obligation to be performed by Landlord is of such nature that the same cannot reasonably be performed within such thirty (30) day period, such default shall be deemed to have been cured if Landlord commences such performance within said thirty (30) day period and thereafter diligently undertakes to complete the same. So long as the Leased Premises remain suitable for Tenant's proposed use, Tenant shall not be entitled to terminate this Lease as a result of any such default. However, in the event Landlord does not cure the above described default in the applicable time period, then in such event Tenant may do all things necessary to remedy such default and perform the obligations of Landlord which have not been fully or property performed. Landlord shall reimburse Tenant promptly for all costs and expenses reasonably incurred by Tenant in connection with the foregoing following Landlord's receipt of an itemized invoice therefor. If Landlord fails to make such payment within 60 days of Tenant's written demand, Tenant may deduct said amount from Tenant's next Monthly Rental Installment then due.

Section 15.04. Non-Waiver of Defaults. The failure or delay by either party hereto to exercise or enforce at any time any of the rights or remedies or other provisions of this Lease shall not be construed to be a waiver thereof, nor affect the validity of any part of this Lease or the right of either party thereafter to exercise or enforce each and every such right or remedy or other provision. No waiver of any default and/or breach of this Lease shall be deemed to be a waiver of any other default and/or breach. The receipt by Landlord of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of the rent due or to pursue any other remedies provided in this Lease. No act or omission by Landlord or its employees or agents during the term of [his Lease shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

Section 15.05. Attorneys' Fees. In the event either party defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Lease and the nondefaulting party employs attorneys to enforce all or any pan of this Lease, collect any rent due or to become due or recover possession of the Leased Premises, the defaulting party agrees to reimburse the nondefaulting party for the attorneys' fees incurred thereby once a default is determined to have occurred, whether by judgment or otherwise.

ARTICLE 16 - LANDLORD'S RIGHT TO RELOCATE TENANT

None. Intentionally omitted.

ARTICLE 17 - NOTICE AND PLACE OF PAYMENT

Section 17.01. Notices. Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered by nationally recognized overnight courier service or mailed by registered or certified mail, postage prepaid, to the party who is to receive such notice at the address specified in Item N of the Basic Lease Provisions. When so delivered or mailed, the notice shall be deemed to have been given the day after the delivery to the overnight courier service and three days after the date it was mailed. The address specified in Item N of the Basic Lease Provisions may be changed by giving written notice thereof to the other party.

Section 17.02. Place of Payment. All rent and other payments required to be made by Tenant to Landlord shall be delivered or mailed to Landlord's management agent at the address specified in Item N of the Basic Lease Provisions or any other address Landlord may specify from time to time by written notice given to Tenant.

ARTICLE 18 - ENVIRONMENTAL REPRESENTATIONS, COVENANTS AND INDEMNITIES

A. Tenant shall comply with all rules, laws, orders, ordinances, directions, regulations and requirements pertaining to air and water quality. Hazardous Materials (as hereinafter defined), waste disposal, air emissions and other environmental matters.

B. Any Hazardous Materials brought upon, kept or used in or about the Leased Premises by Tenant, its agents, employees, contractors or invitees shall be used, kept and stored in a manner that complies with all laws regulating such Hazardous Materials. No Hazardous Materials shall be brought upon, kept or used in or about the Leased Premises unless such Hazardous Materials are necessary or useful to Tenant's business as specified in Item J of the Basic Lease Provisions.

C. Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Leased Premises or the Building, damages for the loss or restriction on use of rentable or usable space, damages arising from any adverse impact on marketing of space in the Building, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) that arise during or after the term of this Lease in connection with contamination of the Leased Premises or the Building by Hazardous Materials as a result of Tenant's use or activities, or the activities of Tenant's invitees, employees, agents or contractors. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision. Without limiting the foregoing, if the presence of any Hazardous Material in the Leased Premises or the Building caused or permitted by Tenant, its invitees, employees, agents, contractors or invitees results in any contamination of the Leased Premises of the Building, Tenant shall promptly take all actions at its sole expense as are necessary to return the Leased Premises and/or the Building to the condition existing prior to the presence of any such Hazardous Materials; provided that Landlord's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld. The foregoing indemnity and covenants shall survive the expiration or earlier termination of this Lease.

D. As used herein, the term "Hazardous Materials" means any hazardous or toxic substances, materials or wastes, including, but not limited, to those substances, materials or wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or designated by the United States Environmental Protection Agency as hazardous substances (40 CFR Part 302) or hazardous waste (40 CFR Part 261), petroleum products, asbestos and such other substances, materials and wastes that are or become regulated under any applicable state, federal or local law, rule, regulation or ordinance.

E. Landlord represents and warrants to Tenant that, to the best of Landlord's knowledge, neither the Land nor the Building contains any Hazardous Materials in violation of applicable law.

ARTICLE 19 - MISCELLANEOUS GENERAL PROVISIONS

Section 19.01. Condition of Premises. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Leased Premises or the Building or with respect to the suitability or condition of any part of the Building for the conduct of Tenant's business except as provided in this Lease.

Section 19.02. Insolvency or Bankruptcy. In no event shall this Lease be assigned or assignable by operation of law, and in no event shall this Lease be an asset of Tenant in any receivership, bankruptcy, insolvency or reorganization proceeding.

Section 19.03. Common Areas. The term Common Areas, as used in this Lease, refers to the areas of the Building and the land described in Exhibit A-l that are designed for use in common by all tenants of the Building and their respective employees, agents, customers, invitees and others, and includes, by way of illustration and not limitation, entrances and exits, hallways and stairwells, elevators, restrooms, sidewalks, driveways, parking areas, landscaped areas and other areas as may be designated by Landlord as part of the Common Areas of the Building. Tenant shall have the non-exclusive right, in common with others, to the use of the Common Areas, subject to such nondiscriminatory rules and regulations as may be adopted from time to time by Landlord including those set forth in Section 5.02 and Exhibit C of this Lease.

Section 19.04. Choice of Law. This Lease shall be governed by and construed pursuant to the laws of the State of Tennessee.

Section 19.05. Successors and Assigns. Except as otherwise provided in this Lease, all of the covenants, condition's and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

Section 19.06. Name. Tenant shall not, without the written consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Leased Premises, and in no event shall Tenant acquire any rights in or to such name.

Section 19.07. Examination of Lease. Submission of this instrument for examination or signature to Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

Section 19.08. Time. Time is of the essence of this Lease and each and all of its provisions.

Section 19.09. Defined Terms and Headings. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. If more than one person is named as Tenant, the obligations of such persons are joint and several. The headings and titles to the articles and sections of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

Section 19.10. Prior Agreements; Amendments in Writing. This Lease and the letter of understanding executed pursuant to Section 2.03 hereof contain all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or agreed to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

Section 19.11. Payment of and Indemnification for Leasing Commissions. The parties hereby acknowledge, represent and warrant that the only real estate broker or brokers involved in the negotiation and execution of this Lease is that (or are those) named in Item I of the Basic Lease Provisions and that no other broker or person is entitled to any leasing commission or compensation as a result of the negotiation or execution of this Lease. Tenant hereby indemnifies and holds Landlord harmless from any and all liability for the breach of any such representation and warranty on its part and shall pay any compensation to any other broker or person who may be deemed or held to be entitled thereto.

Section 19.12. Severability of Invalid Provisions. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall not be affected or impaired, and such remaining provisions shall remain in full force and effect.

Section 19.13. Estoppel Certificate. Tenant shall, within ten(10) days following receipt of a written request from Landlord, execute, acknowledge and deliver to Landlord or to any lender, purchaser or prospective lender or purchaser designated by Landlord a written statement, in the form attached hereto as Exhibit D or in such other form as Landlord may, in the exercise of its normal business judgment, request, certifying (i) that this Lease is in full force and effect and unmodified (or, if modified, stating the nature of such modification), (ii) the date to which rent has been paid, and (iii) that there are not, to Tenant's knowledge, any uncured defaults (or specifying such defaults if any are claimed). Any prospective purchaser or mortgagee of all or any part of the Building may rely upon any such statement.

Section 19.14. Services Performed by Landlord. Any services that Landlord is required to furnish pursuant to the provisions of this Lease may, at Landlord's option, be furnished from lime to time, in whole or in part, by employees of Landlord, by the managing agent of the Building, or by one or more third persons; and Landlord further reserves the right to require Tenant to enter into agreements with such third persons in form and content approved by Landlord for the furnishing of such services; provided , however, that in no event shall Landlord be relieved of its obligation to furnish such services as provided far in this Lease.

Section 19.15. Force Majeure. Landlord shall be excused for the period of any delay in the performance of any obligation hereunder when such delay is occasioned by causes beyond its control, including, but not limited to, war, invasion or hostility; work stoppages, boycotts, slowdowns or strikes; shortages of materials, equipment, labor or energy; man-made or natural casualties; unusual weather conditions or other acts of God; acts or omissions of governmental or political bodies; or civil disturbances or riots.

Section 19.16. Building Compliance. Notwithstanding any wording to the contrary. Landlord warrants that Building and Common Areas comply with Government Rules and Regulations and such ADA requirements in effect at the time of Lease commencement.

Section 19.17. Consents. Whenever this Lease provides for the consent of the Landlord or the Tenant, such consent shall not be unreasonably withheld or delayed.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

                                    LANDLORD:

                                    BURTON HILL IV PARTNERS


                                    BY: /s/ Alex S. Palmer
                                         Alex S. Palmer,
                                         Managing Partner


                                    TENANT:

                                    MERIDIAN OCCUPATIONAL  HEALTHCARE
                                    ASSOCIATES,  INC. d/b/a CHD
                                    MERIDIAN HEALTHCARE


                                    BY: /s/ Shannon Wolcott

                                    Title: Secretary

STATE OF TENNESSEE
COUNTY OF DAVIDSON

         Personally appeared before me, the undersigned, a Notary Public in and for the State and County aforesaid, Alex S. Palmer, as Managing Partner of BURTON HILLS IV PARTNERS, the within named bargainer, a general partnership, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and that as such partner, he executed the foregoing instrument for the purposes therein contained, by signing the name of the partnership by himself as such partner.

         WITNESS my hand, at office, this 25th day of January, 2002.

                                    /s/ Anna-Kathryne Iversen
                                    Notary Public



My Commission Expires:

My Commission Expires Mar. 27, 2004




STATE OF TENNESSEE
COUNTY OF Davidson

         Before me, the undersigned, a Notary Public in and for the State and County aforesaid, personally appeared Shannon Wolcott, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged herself to be the Secretary of MERIDIAN OCCUPATIONAL HEALTHCARE ASSOCIATES, INC. d/b/a CHD MERIDIAN HEALTHCARE, the within named bargainer, a corporation, and that as such officer, he executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by her self as such officer.

         WITNESS my hand, at office, this 25th of  January, 2002

                                    /s/ S. J. Clady
                                    Notary Public



My Commission Expires:

      10/25/03

                                BURTON HILLS III
                        FIRST ADDENDUM TO LEASE AGREEMENT

This First Addendum to Lease Agreement ("First Addendum") entered into as of the 1st day of April 2002, by and between Burton Hills III Partnership, a Tennessee general partnership and successor by merger to Burton Hills III, Limited (hereinafter called "Landlord") and CHD Meridian Healthcare, Inc., a Tennessee corporation formerly known as Meridian Occupational Healthcare Associates, Inc., (hereinafter called "Tenant").


                                   WITNESSETH

Whereas, the parties hereto did, on the 8th day of July 1996, enter into a Lease (the "Original Lease") whereby Landlord leased to Tenant a certain portion of space as therein described (the "Original Leased Premises") in Burton Hills III Office Building, 20 Burton Hills Boulevard, Nashville, Tennessee, (the "Building").



Whereas, it is the desire of Landlord and Tenant to amend the Lease in order to revise certain of the terms and conditions of said Lease.

Now, therefore, for and in consideration of the promises and covenants contained herein, the monetary considerations referred to, and other good and sufficient consideration, the receipt and sufficiency of which are acknowledged by each party from the other, the parties do hereby amend said Lease by adding thereto the following provisions, to wit:

1) Revised Additional Lease Term. The effective date of the revised additional lease term for the base Premises of 20,688 rentable square feet shall begin on May 1st, 2002 and continue until June 30th 2002. Effective July 1st 2002 the revised leased Premises is 17,281 rentable square feet until November 1st 2002, however in the event the new leased premises in Burton Hills IV are not available for occupancy by November 15th 2002, then term shall continue until January lst 2003. The Original Lease and this First Addendum are sometimes hereinafter collectively referred to as the "Lease", and the Original Lease Term and the Additional Lease Term are sometimes hereinafter collectively referred to as the "Term".

2) Revised Premises. The current occupied premises equal to 20,688 rentable square feet. Effective July 1st 2002 the premises shall be equal to 14,698 rentable square feet.

3) Revised Base Rental Payments. The Flat Base Rental due for the Revised Additional Lease Term shall be as follows:

                  $39,622.00 monthly for the lease term ending July 1st 2002 $33,096.00 monthly for the lease term ending November 1st 2002 or upon exiting the Premises as described above.

Should the Expiration Date be a day other than the last day of a calendar month, the Monthly Rental Installment for such last fractional month shall be prorated.

4) Provisions of Addendum Control. To the extent the provisions of this Second Addendum are inconsistent with the Lease, the terms of this Second Addendum shall control.

5) Authority. Landlord and Tenant affirm and covenant that each has the authority to enter into this Second Addendum, to abide by the terms hereof, and that the signatories hereto are authorized representatives of their respective entities empowered by their respective corporation to execute this Second Addendum.

6) Force and Effect. Except as expressly amended or modified herein, all other terms, covenants and conditions of the Lease, as previously amended and modified, shall remain in full force and effect.

7) Successors and Assigns. The conditions, covenants, and agreements contained herein shall be binding upon the parties hereto and their respective successors and assigns.

In Witness Whereof, the parties hereto have executed this Agreement on the day and year first above written.


LANDLORD:
BURTON HILLS III PARTNERSHIP

BY: ______________________________

TITLE: ___________________________

TENANT:
CHD MERIDIAN HEALTHCARE, INC.

BY:      /s/ Shannon Wolcott

TITLE: Secretary